Exhibit 10.34

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”), dated as of November 10, 2023 (the “Effective Date”), is entered into by and between SWIF II DATACOM INVESTMENT CO. TOWERS, LLC, a Delaware limited liability company (“Purchaser”), and VISION TOWER, LLC, an Oklahoma limited liability company (“Seller”). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

A.           Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of August 23, 2023, as amended by that First Amendment to Purchase and Sale Agreement dated October 24, 2023 (the “Purchase Agreement”).

B.            Seller and Purchaser desire to further amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.	Inspection Period. Notwithstanding any other term or provision in the Agreement, the Inspection Period for those Tower Sites set forth on the attached Exhibit A is hereby amended, extended and modified to be that period commencing on the Effective Date and ending upon the completion of that matter, outstanding item or requirement set forth and applicable to such Tower Site on Exhibit A, as determined by Purchaser in its sole and reasonable discretion, or otherwise waived by Purchaser, but in no event later than April 30, 2024.

2.	Post Closing Covenant. Within a reasonable time following the Closing on those Tower Sites set forth on the attached Exhibit B (the “Post Closing Covenant Sites”), Seller shall, at Seller's sole cost and expense, obtain and deliver to Purchaser those items, documents, materials, verifications, certifications, permits, approvals, authorizations or matters set forth and applicable to each such Post Closing Covenant Sites as set forth and described on the attached Exhibit B. Notwithstanding the foregoing, Purchaser may, by notifying Seller, elect to attempt to obtain those items described on Exhibit B, in which case, Seller shall work cooperatively with Purchaser to obtain the same. Further, the last line of Section 13.4 (a) shall not apply to any such Post Closing Covenant Site for the matters set forth on the attached Exhibit B.

3.	Closing Date. The Closing Date for those Tower Sites set forth on the attached Exhibit B and Exhibit C shall be no later than November 30, 2023.

4.	No Further Amendment. Except as expressly modified by this Amendment, the Purchase Agreement will remain unmodified and in full force and effect.

5.	Counterparts. This Amendment may be executed in any number of counterparts (including electronically-transmitted counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

6.	Conflict. To the extent there is a conflict between the terms and provisions of this Amendment and the Purchase Agreement, the terms and provisions of this Amendment will govern.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered as of the Effective Date.

SELLER:

VISION TOWER, LLC

By:	/s/ John R. Hemphill
Name:	John R. Hemphill
Title:	Authorized Manager

PURCHASER:

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:	/s/ Scott Riggs
Name:	Scott Riggs
Title:	Chief Operating Officer

Exhibit A

[Intentionally omitted]

Exhibit B

1635 Clayton Road: Seller to provide copy of building permit issued for Tower, or otherwise deliver to Purchaser evidence satisfactory to Purchaser that building permit was issued.

1648 Steamboat: Seller to (a) install fence around Tower as required under Conditional Use Permit and (b) obtain and deliver to Purchaser completed and approved inspection card from the County.

Exhibit C

1626 Lilienthal

1634 Colegrove

1646 Santa

1649 Bechtol

1650 St. Maries

1651 Lincoln

1654 Badger Lake

1678 Mud Gulch

1679 Lamona